UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2024 (February 16, 2024)

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8022	62-1051971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (904) 359-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered registeredregistered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of CSX Corporation (“CSX” or the “Company”) and the Compensation and Talent Management Committee of the Board (the “Committee”) undertook a review of the compensation levels for the Company’s Chief Executive Officer, Joseph R. Hinrichs, and, based on this review, determined that increases to the annual base salary, target annual bonus opportunity and target long-term incentive opportunity for Mr. Hinrichs were appropriate. Accordingly, on February 16, 2024, the Board approved (i) a base salary increase from $1,400,000 to $1,500,000, (ii) a target annual bonus opportunity increase from 150% of base salary to 175% of base salary and (iii) a target long-term incentive opportunity increase from $10,000,000 to $11,400,000. In addition, the Board approved an increase in the annual cap on the aggregate incremental cost to the Company of Mr. Hinrichs’ personal use of corporate aircraft that will be covered by the Company from $175,000 to $250,000.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION
By:	/s/ Nathan D. Goldman
	Name:	Nathan D. Goldman
	Title:	Executive Vice President – Chief Legal Officer & Corporate Secretary

DATE:	February 23, 2024